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                                                                    EXHIBIT 11.1


                        COMPUTATION OF PER SHARE EARNINGS

(Thousands except                        Year Ended     Year Ended       Year Ended
per share amounts)                     June 30, 1997   June 30, 1996   June 30, 1995
                                       -------------   -------------   -------------
PRIMARY

     Average shares outstanding            13,191          10,129          9,890

     Net effect of dilutive stock
     options - based on the treasury
     stock method using average
     market price                           1,011             734             --
                                          -------         -------         ------

                  TOTAL                    14,202          10,863          9,890
                                          -------         -------         ------

     Net income                           $17,345         $ 7,880         $1,613
                                          =======         =======         ======

     Pet share amount                     $  1.22         $  0.73         $ 0.16
                                          =======         =======         ======

FULLY DILUTED

     Average shares outstanding            13,191          10,129          9,890

     Net effect of dilutive stock
     options - based on the treasury
     stock method using the end of
     period market price                    1,151           1,051             --
                                          -------         -------         ------

                  TOTAL                    14,342          11,180          9,890
                                          =======         =======         ======

     Net income                           $17,345         $ 7,880         $1,613
                                          =======         =======         ======

     Per share amount                     $  1.21         $  0.71         $ 0.16
                                          =======         =======         ======
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